SUBSIDIARIES OF THE REGISTRANT
                             (AS OF MARCH 22, 2002)


                                                       STATE OF
              NAME                                   INCORPORATION
              ----                                   -------------

The German American Bank                                Indiana
GAB Investment Company, Inc.                            Nevada
GAB Investment Center, Inc.                             Nevada
GAB Investments, LLC                                    Nevada
First American Bank                                     Indiana
First State Bank, Southwest Indiana                     Indiana
German American Reinsurance Company, Ltd.               Turks and Caicos Islands
GAB Mortgage Corp                                       Indiana
German American Holdings Corporation                    Indiana
Financial Services of Southern Indiana, Inc.            Indiana
Citizens State Bank                                     Indiana
The Doty Agency, Inc.                                   Indiana
First Title Insurance Company                           Indiana
CSB Investment Company, Inc.                            Nevada
CSB Investment Center, Inc.                             Nevada
CSB Investments, LLC                                    Nevada
Peoples Bank                                            Indiana
Peoples Investment Center                               Indiana
PB Investment Company, Inc.                             Nevada
PB Investment Center, Inc.                              Nevada
PB Investments, LLC                                     Nevada




                                   Exhibit 21